        As filed with the Securities and Exchange Commission on October 21, 1997
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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549
                             ---------------------


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933



                               SUMMA INDUSTRIES
             (Exact name of registrant as specified in its charter)

          California                                     95-1240978
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


       21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503
          (Address of Principal Executive Office, including Zip Code)


                    CALNETICS ACQUISITION STOCK OPTION PLAN
                            (Full title of the plan)

                               James R. Swartwout
                      21250 Hawthorne Boulevard, Suite 500
                          Torrance, California  90503
                    (Name and address of agent for service)

                                 (310) 792-7024
         (Telephone number, including area code, of agent for service)

                     -------------------------------------

                        CALCULATION OF REGISTRATION FEE

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                                Proposed        Proposed
Title of        Amount          maximum         maximum             Amount of
securities to   to be           offering price  aggregate           registration
be registered   registered      per share (1)   offering price (1)  fee
--------------------------------------------------------------------------------
Common Stock,   400,000 shares  $8,375.00       $3,350,000.00       $1,015.15
$.001 par value

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(1) Pursuant to Rule 457(a), estimated solely for the purpose of calculating the registration fee.



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                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I (plan information and registrant information) will be sent or given to participants as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     The following documents previously filed by Summa Industries (the "Company") with the Commission are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996;

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended November 30, 1996, February 28, 1997 and May 31, 1997; and

     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Company's Articles of Incorporation limit the liability of directors to the maximum extent permitted by California law. California law provides that directors of a California corporation will not be personally liable for monetary damages for breach of the fiduciary duties as directors except for liability as a result of their duty of loyalty to the company for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or stock transactions, unauthorized distributions of assets, loans of corporate assets to an officer or director, unauthorized purchase of shares, commencing business before obtaining minimum capital, or any transaction from which a director derived an improper benefit. Such limitations do not affect the availability of equitable remedies such as injunctive relief or rescission. In addition, the Company's Bylaws provide that the Company must indemnify its officers and directors, and may indemnify its employees and other agents, to the fullest extent permitted by California law. At present, there is no pending litigation or proceeding involving any director, officer, employee, or agent of the Company where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     See Exhibit Index appearing at page 6 below.

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on October 10, 1997.

                                         SUMMA INDUSTRIES

                                 By:     /s/ James R. Swartwout
                                         ---------------------------------------
                                         James R. Swartwout, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated

     Signatures                       Title                     Date
     ----------                       -----                     ----
/s/James M. Swartwout        Chairman of the Board        October 10, 1997
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James R. Swartwout

/s/Coalson C. Morris         Director                     October 10, 1997
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Coalson C. Morris

/s/Dale H. Morehouse         Director                     October 10, 1997
-------------------------
Dale H. Morehouse

/s/Michael L. Horst          Director                     October 10, 1997
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Michael L. Horst

/s/William R. Zimmerman      Director                     October 10, 1997
-------------------------
William R. Zimmerman

/s/David McConaughy          Director                     October 10, 1997
-------------------------
David McConaughy

/s/Karl V. Palmaer           Director                     October 10, 1997
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Karl V. Palmaer

                             Director                     October __, 1997
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Byron C. Roth

/s/Josh T. Barnes            Director                     October 10, 1997
-------------------------
Josh T. Barnes

/s/Paul A. Walbrun           Vice President, Controller   October 10, 1997
-------------------------    and Secretary
Paul A. Walbrun

                                 EXHIBIT INDEX


Exhibit
Number            Description
------            -----------

 5.1      Opinion of Phillips & Haddan LLP

10.1      Calnetics Acquisition Stock Option Plan

23.1      Consent of Arthur Andersen LLP

24.2      Consent of Phillips & Haddan LLP (included in Exhibit 5.1)